Exhibit 4.4

NOTATION OF GUARANTEE

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of December 21, 2005 (as amended, the “Indenture”) among Susser Holdings, L.L.C., a Delaware limited liability company (the “Company”), Susser Finance Corporation, a Delaware corporation (“SFC” and, together with the Company, the “Issuers”), the Guarantors party thereto and The Bank of New York, as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium and Additional Interest, if any, and interest on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations under the Indenture of the Issuers to the Holders and the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders and the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

APPLIED PETROLEUM TECHNOLOGIES LTD.

By: APT Management Company, LLC, its general partner

By:	/s/ E.V. Bonner, Jr.
Name:	E.V. Bonner, Jr.
Title:	Executive Vice President, General Counsel and Secretary

APT MANAGEMENT COMPANY, LLC

By:	/s/ E.V. Bonner, Jr.
Name:	E.V. Bonner, Jr.
Title:	Executive Vice President, General Counsel and Secretary

C&G INVESTMENTS, LLC

By:	/s/ E.V. Bonner, Jr.
Name:	E.V. Bonner, Jr.
Title:	Executive Vice President

CORPUS CHRISTI REIMCO, LLC

By:	/s/ E.V. Bonner, Jr.
Name:	E.V. Bonner, Jr.
Title:	Executive Vice President

SSP BEVCO I, LLC

By:	/s/ E.V. Bonner, Jr.
Name:	E.V. Bonner, Jr.
Title:	Manager

[Notational Guarantee]

SSP BEVCO II, LLC

By:	/s/ E.V. Bonner, Jr.
Name:	E.V. Bonner, Jr.
Title:	Manager

SSP BEVERAGE, LLC

By:	/s/ E.V. Bonner, Jr.
Name:	E.V. Bonner, Jr.
Title:	Manager

STRIPES LLC

By:	/s/ E.V. Bonner, Jr.
Name:	E.V. Bonner, Jr.
Title:	Executive Vice President, General Counsel and Secretary

STRIPES ACQUISITION LLC

By:	/s/ E.V. Bonner, Jr.
Name:	E.V. Bonner, Jr.
Title:	Executive Vice President

STRIPES HOLDINGS LLC

By:	/s/ E.V. Bonner, Jr.
Name:	E.V. Bonner, Jr.
Title:	Executive Vice President, General Counsel and Secretary

[Notational Guarantee]

SUSSER FINANCIAL SERVICES LLC

By:	/s/ E.V. Bonner, Jr.
Name:	E.V. Bonner, Jr.
Title:	Executive Vice President, General Counsel and Secretary

SUSSER HOLDINGS CORPORATION

By:	/s/ E.V. Bonner, Jr.
Name:	E.V. Bonner, Jr.
Title:	Executive Vice President, General Counsel and Secretary

SUSSER PETROLEUM COMPANY LLC

By:	/s/ E.V. Bonner, Jr.
Name:	E.V. Bonner, Jr.
Title:	Executive Vice President and Secretary

TND BEVERAGE, LLC

By:	/s/ E.V. Bonner, Jr.
Name:	E.V. Bonner, Jr.
Title:	Manager

TCFS HOLDINGS, INC.

By:	/s/ E.V. Bonner, Jr.
Name:	E.V. Bonner, Jr.
Title:	Executive Vice President and General Counsel

[Notational Guarantee]

TOWN & COUNTRY FOOD STORES, INC.

By:	/s/ E.V. Bonner, Jr.
Name:	E.V. Bonner, Jr.
Title:	Executive Vice President and General Counsel

T&C WHOLESALE, INC.

By:	/s/ E.V. Bonner, Jr.
Name:	E.V. Bonner, Jr.
Title:	Executive Vice President and General Counsel

GOPETRO TRANSPORT LLC

By:	/s/ E.V. Bonner, Jr.
Name:	E.V. Bonner, Jr.
Title:	Executive Vice President, General Counsel and Secretary

[Notational Guarantee]